SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) January 28, 2005
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                         HARBOR FLORIDA BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                      000-22817                  65-0813766
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(State or other jurisdiction          (Commission               (IRS Employer
        of incorporation)              File Number)         Identification No.)


             100 S. Second Street, Fort Pierce, FL 34950
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         (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code (772) 461-2414
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          (Former name or former address, if changed since last report)

Item 8.01         Other Events

         On January 28, 2005, Harbor Florida Bancshares, Inc. ("Bancshares") announced that its Chairman of the Board, Edward G. Enns, was retiring after 27 years of service pursuant to the Company's policies on Director retirement. A copy of the press release dated January 28, 2005 is attached as Exhibit 99.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:        January 28, 2005             HARBOR FLORIDA BANCSHARES,
                                             INC., Registrant


                                           By:          /s/
                                           -----------------------------
                                           Name:  H. Michael Callahan
                                           Title: Senior Vice President and
                                           Chief Financial Officer



Exhibit No.                Description

99                         Press release dated January 28, 2005

                                                                  Exhibit 99

                                  PRESS RELEASE


HARBOR FEDERAL ANNOUNCES RETIREMENT OF CHAIRMAN EDWARD G. ENNS


FOR IMMEDIATE RELEASE: JANUARY 28, 2005


Fort Pierce, FL - Harbor Florida Bancshares, Inc. HARB, the holding company for Harbor Federal Savings Bank, announced today that its Chairman of the Board, Edward G. Enns, was retiring pursuant to the Company's policies on Director retirement after 27 years of service. At today's Annual Stockholders' Meeting, Harbor's CEO, Mike Brown, Sr., thanked Mr. Enns for his leadership and guidance contributing to the Company's success. Vice Chairman, Bruce R. Abernethy, Sr., will take his place as Chairman effective today.

Standish C. Crippen, a local businessman and long time resident of St. Lucie County, was elected to fill Mr. Enns' vacancy. Current Directors, Bruce R. Abernethy, Sr., Richard L. Lynch and Edwin R. Massey were all re-elected for three-year terms.


CONTACT: Michael J. Brown, Sr., President, (772) 460-7000; Mike Callahan, CFO,
(772) 460-7009; or Toni Santiuste, Investor Relations,(772) 460-7002; http://www.harborfederal.com.